CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 25, 2016
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2016 FIRST QUARTER RESULTS

Highlights

▪	Record quarterly net income available to common stockholders of $19.8 million, a 28% increase from first quarter of prior year
▪	Diluted earnings per common share of $0.82
▪	Net interest margin of 4.19%
▪	Total assets reached $8.25 billion, a $1.75 billion or 27% increase over March 31, 2015
▪	Return on average tangible common equity of 16.45%
▪	Completed acquisition of CIC Bancshares, Inc. in Denver, Colorado
▪	Completed systems conversion of Premier Valley Bank in Fresno, California
▪	Terminated participation in the SBLF program in full with redemption of $81.7 million of Series C Preferred Stock issued to the United States Department of the Treasury

	Quarter Ended March 31,
	2016	2015
Net income (in millions)	$20.0	$15.7
Net income available to common stockholders (in millions)	19.8	15.5
Diluted earnings per common share	0.82	0.76

Return on average assets	0.99%	0.97%
Return on average common equity	12.68	13.58
Return on average tangible common equity	16.45	15.67
Net interest margin	4.19	3.90

"Heartland set several quarterly earnings records in the first quarter of 2016, producing diluted earnings per common share of $0.82 and net income available to common stockholders of $19.8 million, which represents an increase of 28 percent over the first quarter of last year."

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 25, 2016-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $19.8 million, or $0.82 per diluted common share, for the quarter ended March 31, 2016, compared to $15.5 million, or $0.76 per diluted common share, for the first quarter of 2015. Return on average common equity was 12.68% and return on average assets was 0.99% for the first quarter of 2016, compared to 13.58% and 0.97%, respectively, for the same quarter in 2015.

Commenting on Heartland’s results for the first quarter of 2016, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, “Heartland set several quarterly earnings records in the first quarter of 2016, producing diluted earnings per common share of $0.82 and net income available to common stockholders of $19.8 million, which represents an increase of 28 percent over the first quarter of last year.”

On February 5, 2016, Heartland completed the acquisition of CIC Bancshares, Inc., parent company of Centennial Bank, headquartered in Denver, Colorado, in a transaction valued at approximately $82.3 million. Of this amount, $15.7 million was paid in cash and the remainder of the consideration was provided by the issuance of Heartland common stock and a new series of convertible preferred stock and the assumption of convertible notes and subordinated debt. Simultaneous with closing of the transaction, Centennial Bank merged into Heartland’s Summit Bank & Trust subsidiary, with the resulting institution operating under the name, Centennial Bank and Trust. As of the close date, Centennial Bank had, at fair value, total assets of $769.7 million, total loans of $581.5 million and total deposits of $648.1 million. The systems conversion for this transaction is expected to occur during the second quarter of 2016.

Net Interest Margin As a Percentage of Average Earning Assets and In Dollars Increases

Net interest margin, expressed as a percentage of average earning assets, was 4.19% during the first quarter of 2016, compared to 3.99% during the fourth quarter of 2015 and 3.90% during the first quarter of 2015.

Fuller said, “Heartland’s net interest margin expanded significantly in the first quarter of 2016 to 4.19%, a 20 basis point increase over the fourth quarter of 2015. This is a margin level we haven’t seen in five years; it reflects benefits from our acquisitions, enhancement in asset yields and continued improvement in funding costs. Net interest income in dollars was also up, with a significant increase over prior quarters.”

Interest income for the first quarter of 2016 was $80.7 million, an increase of $17.6 million or 28%, compared to the $63.1 million recorded in the first quarter of 2015. The tax-equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $3.0 million for the first quarter of 2016 and $2.4 million for the first quarter of 2015. With these adjustments, interest income on a tax-equivalent basis was $83.7 million for the first quarter of 2016, an increase of $18.2 million or 28%, compared to $65.5 million for the first quarter of 2015. The increase in interest income in the first quarter of 2016, as compared to the first quarter of 2015, was primarily due to an increase in average earning assets, which totaled $7.28 billion during the first quarter of 2016 compared to $5.86 billion during the first quarter of 2015, a $1.42 billion or 24% increase. A majority of this growth was attributable to the three acquisitions completed during last half of 2015, in addition to the most recent acquisition completed this February.

Interest expense for the first quarter of 2016 was $8.0 million, a decrease of $1.2 million or 13% from $9.2 million in the first quarter of 2015. Average interest bearing liabilities increased $875.0 million or 20% for the quarter ended March 31, 2016, as compared to the same quarter in 2015, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 24 basis points from 0.85% in the first quarter of 2015 to 0.61% in the first quarter of 2016. The average interest rate paid on savings deposits was 0.21% during the first quarter of 2016 compared to 0.26% during the first quarter of 2015, and the average interest rate paid on time deposits was 0.80% during the first quarter of 2016 compared to 1.09% during the first quarter of 2015.

Fuller said, “We continue to experience a favorable shift in our deposit mix, with sustained growth in no-cost demand deposits, which now exceed 30 percent of total deposits. Non-time categories represent 83 percent of total deposits.”

Net interest income increased $18.8 million or 35% to $72.7 million in the first quarter of 2016 from the $53.9 million recorded in the first quarter of 2015. Net interest income on a tax-equivalent basis totaled $75.7 million during the first quarter of 2016, an increase of $19.4 million or 34% from the $56.3 million recorded during the first quarter of 2015.

Noninterest Income Decreases; Noninterest Expenses Increase

Noninterest income totaled $29.6 million during the first quarter of 2016 compared to $30.7 million during the first quarter of 2015, a decrease of $1.1 million or 4%. Service charges and fees totaled $7.2 million during the first quarter of 2016 compared to $5.4 million during the first quarter of 2015, an increase of $1.8 million or 33%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which is attributable to the acquisitions completed during the last half of 2015 and first quarter of 2016. Net securities gains totaled $3.5 million during the first quarter of 2016 compared to $4.4 million during the first quarter of 2015, a decrease of $827,000 or 20%. Gains on sale of loans held for sale totaled $11.1 million during the first quarter of 2016 compared to $13.7 million during the first quarter of 2015, a decrease of $2.6 million or 19%.

For the first quarter of 2016, noninterest expenses totaled $70.3 million compared to $59.6 million during the first quarter of 2015, an increase of $10.7 million or 18%. The categories with the most significant increases were salaries and employee benefits, which increased $5.1 million or 14%; professional fees, which increased $966,000 or 16%; intangible assets amortization, which increased $1.3 million or 200%; and other noninterest expenses, which increased $2.3 million or 32%. These increases were primarily attributable to the recent acquisitions.

Fuller commented on Heartland’s residential real estate division. “We continue to refine our strategy with regard to the mortgage business and have closed several out-of-footprint loan production offices in favor of building out the business within our current service areas. We expect this process to channel resources toward our most promising in-footprint opportunities while reducing overhead.”

Heartland's effective tax rate was 33.10% for the first quarter of 2016 compared to 32.60% for the first quarter of 2015. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $304,000 during the first quarter of 2016 compared to $145,000 during the first quarter of 2015. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 18.88% during the first quarter of 2016 compared to 19.07% during the first quarter of 2015.

Loans and Deposits Increase

Total assets were $8.25 billion at March 31, 2016, an increase of $559.0 million or 7% since year-end 2015. Included in this growth, at fair value, were $769.7 million of assets acquired in the CIC Bancshares, Inc. transaction. Securities represented 24% of total assets at both March 31, 2016, and December 31, 2015.

Total loans and leases held to maturity were $5.50 billion at March 31, 2016, compared to $5.00 billion at year-end 2015, an increase of $501.5 million or 10%. This increase includes $581.5 million of total loans and leases held to maturity, at fair value, acquired in the CIC Bancshares, Inc. transaction.

Total deposits were $6.92 billion as of March 31, 2016, compared to $6.41 billion at year-end 2015, an increase of $518.5 million or 8%. This increase includes $648.1 million of deposits, at fair value, acquired in the CIC Bancshares, Inc. acquisition. Demand deposits totaled $2.08 billion at March 31, 2016, an increase of $165.4 million or 9% since year-end 2015, with $164.3 million of the increase attributable to the CIC Bancshares, Inc. transaction.

Fuller stated, “Among our top priorities for 2016, we are focused on achieving sustained growth in both loans and deposits. We experienced year-over-year loan growth of 30 percent, and 31 percent growth in deposits.”

Nonperforming Assets and Provision for Loan Losses Increase

Nonperforming assets were $60.2 million or 0.73% of total assets at March 31, 2016, compared to $51.7 million or 0.67% of total assets at December 31, 2015. Exclusive of $3.5 million of nonperforming assets, at fair value, acquired in the CIC Bancshares, Inc. transaction, nonperforming assets increased $5.0 million or 10% since year-end 2015. Nonperforming loans were $48.5 million or 0.88% of total loans and leases at March 31, 2016, compared to $39.7 million or 0.79% of total loans and leases at December 31, 2015.

The allowance for loan and lease losses at March 31, 2016, was 0.90% of loans and leases and 102.79% of nonperforming loans compared to 0.97% of loans and leases and 122.77% of nonperforming loans at December 31, 2015. The provision for loan losses was $2.1 million for the first quarter of 2016 compared to $1.7 million for the first quarter of 2015.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until April 24, 2017, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2016	2015
Interest Income
Interest and fees on loans and leases	$68,425	$53,049
Interest on securities:
Taxable	8,735	7,132
Nontaxable	3,510	2,916
Interest on federal funds sold	10	1
Interest on deposits in other financial institutions	4	4
Total Interest Income	80,684	63,102
Interest Expense
Interest on deposits	4,173	4,172
Interest on short-term borrowings	329	198
Interest on other borrowings	3,475	4,802
Total Interest Expense	7,977	9,172
Net Interest Income	72,707	53,930
Provision for loan and lease losses	2,067	1,671
Net Interest Income After Provision for Loan and Lease Losses	70,640	52,259
Noninterest Income
Service charges and fees	7,162	5,404
Loan servicing income	1,268	1,041
Trust fees	3,813	3,631
Brokerage and insurance commissions	1,022	1,087
Securities gains, net	3,526	4,353
Gains on sale of loans held for sale	11,065	13,742
Income on bank owned life insurance	522	524
Other noninterest income	1,200	881
Total Noninterest Income	29,578	30,663
Noninterest Expense
Salaries and employee benefits	41,714	36,638
Occupancy	5,003	4,259
Furniture and equipment	2,113	2,106
Professional fees	7,010	6,044
FDIC insurance assessments	1,168	956
Advertising	1,284	1,181
Intangible assets amortization	1,895	631
Other real estate and loan collection expenses	572	465
Loss on sales/valuations of assets, net	313	353
Other noninterest expenses	9,237	6,981
Total Noninterest Expense	70,309	59,614
Income Before Income Taxes	29,909	23,308
Income taxes	9,900	7,599
Net Income	20,009	15,709
Preferred dividends	(168)	(204)
Net Income Available to Common Stockholders	$19,841	$15,505
Earnings per common share-diluted	$0.82	$0.76
Weighted average shares outstanding-diluted	24,117,384	20,493,266

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest Income
Interest and fees on loans and leases	$68,425	$59,905	$58,328	$55,824	$53,049
Interest on securities:
Taxable	8,735	6,917	5,858	6,739	7,132
Nontaxable	3,510	3,311	3,077	2,874	2,916
Interest on federal funds sold	10	21	1	1	1
Interest on deposits in other financial institutions	4	3	4	3	4
Total Interest Income	80,684	70,157	67,268	65,441	63,102
Interest Expense
Interest on deposits	4,173	3,772	3,767	3,819	4,172
Interest on short-term borrowings	329	200	228	212	198
Interest on other borrowings	3,475	3,485	3,549	3,766	4,802
Total Interest Expense	7,977	7,457	7,544	7,797	9,172
Net Interest Income	72,707	62,700	59,724	57,644	53,930
Provision for loan and lease losses	2,067	2,171	3,181	5,674	1,671
Net Interest Income After Provision for Loan and Lease Losses	70,640	60,529	56,543	51,970	52,259
Noninterest Income
Service charges and fees	7,162	6,654	6,350	5,900	5,404
Loan servicing income	1,268	1,704	1,368	1,163	1,041
Trust fees	3,813	3,230	3,507	3,913	3,631
Brokerage and insurance commissions	1,022	917	869	916	1,087
Securities gains, net	3,526	3,913	1,767	3,110	4,353
Impairment loss on securities	—	(769)	—	—	—
Gains on sale of loans held for sale	11,065	7,085	9,823	14,599	13,742
Income on bank owned life insurance	522	644	372	459	524
Other noninterest income	1,200	1,003	924	601	881
Total Noninterest Income	29,578	24,381	24,980	30,661	30,663
Noninterest Expense
Salaries and employee benefits	41,714	33,583	37,033	36,851	36,638
Occupancy	5,003	4,334	4,307	4,028	4,259
Furniture and equipment	2,113	2,344	2,121	2,176	2,106
Professional fees	7,010	6,503	5,251	5,249	6,044
FDIC insurance assessments	1,168	886	1,018	899	956
Advertising	1,284	1,624	1,327	1,333	1,181
Intangible assets amortization	1,895	898	734	715	631
Other real estate and loan collection expenses	572	723	496	753	465
Loss on sales/valuations of assets, net	313	4,238	721	1,509	353
Other noninterest expenses	9,237	10,821	8,988	9,969	6,981
Total Noninterest Expense	70,309	65,954	61,996	63,482	59,614
Income Before Income Taxes	29,909	18,956	19,527	19,149	23,308
Income taxes	9,900	4,365	4,945	3,989	7,599
Net Income	20,009	14,591	14,582	15,160	15,709
Preferred dividends	(168)	(204)	(205)	(204)	(204)
Net Income Available to Common Stockholders	$19,841	$14,387	$14,377	$14,956	$15,505
Earnings per common share-diluted	$0.82	$0.67	$0.69	$0.72	$0.76
Weighted average shares outstanding-diluted	24,117,384	21,491,699	20,893,312	20,877,236	20,493,266

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Assets
Cash and due from banks	$124,060	$237,841	$76,954	$111,909	$104,475
Federal funds sold and other short-term investments	9,168	20,958	14,151	7,813	7,257
Cash and cash equivalents	133,228	258,799	91,105	119,722	111,732
Time deposits in other financial institutions	2,355	2,355	2,355	2,355	2,605
Securities:
Available for sale, at fair value	1,690,516	1,578,434	1,261,687	1,315,699	1,353,537
Held to maturity, at cost	271,300	279,117	282,200	283,258	284,030
Other investments, at cost	22,325	21,443	19,292	20,455	18,297
Loans held for sale	76,565	74,783	102,569	105,898	105,670
Loans and leases:
Held to maturity	5,503,005	5,001,486	4,642,523	4,449,823	4,243,689
Allowance for loan and lease losses	(49,738)	(48,685)	(47,105)	(45,614)	(41,854)
Loans and leases, net	5,453,267	4,952,801	4,595,418	4,404,209	4,201,835
Premises, furniture and equipment, net	164,788	150,148	147,486	143,423	145,132
Other real estate, net	11,338	11,524	17,041	16,983	19,097
Goodwill	127,699	97,852	56,828	54,162	51,073
Other intangible assets, net	61,420	56,945	48,695	45,226	44,024
Cash surrender value on life insurance	110,834	110,297	99,564	96,693	95,118
Other assets	128,144	100,256	81,644	108,924	74,126
Total Assets	$8,253,779	$7,694,754	$6,805,884	$6,717,007	$6,506,276
Liabilities and Equity
Liabilities
Deposits:
Demand	$2,079,521	$1,914,141	$1,632,005	$1,536,355	$1,515,004
Savings	3,702,431	3,367,479	2,936,611	2,816,666	2,863,744
Time	1,142,368	1,124,203	938,621	964,248	887,650
Total deposits	6,924,320	6,405,823	5,507,237	5,317,269	5,266,398
Short-term borrowings	325,741	293,898	335,845	477,918	259,335
Other borrowings	265,760	263,214	302,086	296,594	361,300
Accrued expenses and other liabilities	68,415	68,646	69,707	46,020	51,896
Total Liabilities	7,584,236	7,031,581	6,214,875	6,137,801	5,938,929
Stockholders' Equity
Preferred equity	3,777	81,698	81,698	81,698	81,698
Common stock	24,520	22,436	20,640	20,616	20,586
Capital surplus	273,310	216,436	149,613	148,789	147,642
Retained earnings	366,014	348,630	337,421	325,106	312,212
Accumulated other comprehensive income (loss)	1,924	(6,027)	1,731	3,059	5,255
Treasury stock at cost	(2)	—	(94)	(62)	(46)
Total Equity	669,543	663,173	591,009	579,206	567,347
Total Liabilities and Equity	$8,253,779	$7,694,754	$6,805,884	$6,717,007	$6,506,276

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Average Balances
Assets	$8,025,070	$7,241,104	$6,726,196	$6,625,797	$6,454,271
Loans and leases, net of unearned	5,358,102	4,827,844	4,654,179	4,447,124	4,267,593
Deposits	6,679,010	5,938,905	5,423,418	5,302,235	5,161,782
Earning assets	7,276,703	6,512,565	6,161,495	6,069,844	5,857,204
Interest bearing liabilities	5,273,164	4,781,797	4,491,089	4,451,200	4,398,184
Common stockholders' equity	629,294	533,845	500,399	489,394	463,048
Total stockholders' equity	695,771	615,543	582,097	571,092	544,746
Tangible common stockholders' equity	485,108	446,370	431,304	424,245	401,294

Key Performance Ratios
Annualized return on average assets	0.99%	0.79%	0.85%	0.91%	0.97%
Annualized return on average common equity	12.68%	10.69%	11.40%	12.26%	13.58%
Annualized return on average common tangible equity	16.45%	12.79%	13.22%	14.14%	15.67%
Annualized ratio of net charge-offs to average loans and leases	0.08%	0.05%	0.14%	0.17%	0.12%
Annualized net interest margin(1)	4.19%	3.99%	4.01%	3.97%	3.90%
Efficiency ratio, fully taxable equivalent(2)	66.90%	68.53%	69.85%	67.43%	70.95%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$72,707	$62,700	$59,724	$57,644	$53,930
Taxable equivalent adjustment(1)	3,041	2,827	2,588	2,408	2,393
Fully taxable equivalent net interest income	75,748	65,527	62,312	60,052	56,323
Noninterest income	29,578	24,381	24,980	30,661	30,663
Securities gains, net	(3,526)	(3,913)	(1,767)	(3,110)	(4,353)
Impairment loss on securities	—	769	—	—	—
Adjusted income	$101,800	$86,764	$85,525	$87,603	$82,633

Total noninterest expenses	$70,309	$65,954	$61,996	$63,482	$59,614
Less:
Intangible assets amortization	1,895	898	734	715	631
Partnership investment in historic rehabilitation tax credits	—	1,362	805	2,190	—
Loss on sales/valuation of assets, net	313	4,238	721	1,509	353
Adjusted noninterest expenses	$68,101	$59,456	$59,736	$59,068	$58,630

Efficiency ratio, fully taxable equivalent(2)	66.90%	68.53%	69.85%	67.43%	70.95%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, such as securities gains, net, impairment loss on securities and losses on sales/valuations of assets, net. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2016	12/31/2015	9/30/15	6/30/2015	3/31/2015
Common Share Data
Book value per common share	$27.15	$25.92	$24.68	$24.13	$23.59
Tangible book value per common share(1)	$20.86	$20.60	$21.20	$20.84	$20.41
ASC 320 effect on book value per common share	$0.23	$(0.18)	$0.22	$0.21	$0.38
Common shares outstanding, net of treasury stock	24,519,928	22,435,693	20,637,321	20,614,325	20,585,072
Tangible capital ratio(2)	6.32%	6.10%	6.50%	6.46%	6.52%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$3,850,772	$3,605,574	$3,303,098	$3,199,717	$3,067,315
Residential mortgage	753,666	539,555	491,667	443,026	413,938
Agricultural and agricultural real estate	471,271	471,870	469,381	444,110	411,732
Consumer	430,699	386,867	379,903	364,441	351,981
Unearned discount and deferred loan fees	(3,403)	(2,380)	(1,526)	(1,471)	(1,277)
Total loans and leases held to maturity	$5,503,005	$5,001,486	$4,642,523	$4,449,823	$4,243,689

Other Selected Trend Information
Effective tax rate	33.10%	23.03%	25.32%	20.83%	32.60%
Full time equivalent employees	1,907	1,799	1,736	1,788	1,776
Total Residential Mortgage Loan Applications	$406,999	$307,163	$443,294	$615,463	$647,487
Residential Mortgage Loans Originated	$238,266	$258,939	$370,956	$421,798	$319,581
Residential Mortgage Loans Sold	$220,381	$260,189	$360,172	$402,151	$268,786
Residential Mortgage Loan Servicing Portfolio	$4,112,519	$4,057,861	$3,963,677	$3,785,794	$3,578,409

(1) Total common stockholders' equity less goodwill and intangible assets (excluding servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Allowance for Loan and Lease Losses
Balance, beginning of period	$48,685	$47,105	$45,614	$41,854	$41,449
Provision for loan and lease losses	2,067	2,171	3,181	5,674	1,671
Charge-offs	(1,605)	(1,837)	(2,439)	(2,734)	(2,004)
Recoveries	591	1,246	749	820	738
Balance, end of period	$49,738	$48,685	$47,105	$45,614	$41,854

Asset Quality
Nonaccrual loans	$47,750	$39,655	$32,577	$26,710	$27,023
Loans and leases past due ninety days or more as to interest or principal payments	639	—	1,181	—	9
Other real estate owned	11,338	11,524	17,041	16,983	19,097
Other repossessed assets	426	485	626	544	404
Total nonperforming assets	$60,153	$51,664	$51,425	$44,237	$46,533

Performing troubled debt restructured loans	$10,711	$10,968	$10,154	$10,903	$10,904

Nonperforming Assets Activity
Balance, beginning of period	$51,664	$51,425	$44,237	$46,533	$44,809
Net loan charge offs	(1,014)	(591)	(1,690)	(1,914)	(1,266)
New nonperforming loans	12,171	9,686	7,996	4,676	4,059
Acquired nonperforming assets	3,516	4,956	5,328	—	6,101
Reduction of nonperforming loans(1)	(3,563)	(6,768)	(2,758)	(1,409)	(4,493)
OREO/Repossessed assets sales proceeds	(2,411)	(2,980)	(1,074)	(3,202)	(2,312)
OREO/Repossessed assets writedowns, net	(182)	(3,909)	(756)	(565)	(319)
Net activity at Citizens Finance Co.	(28)	(155)	142	118	(46)
Balance, end of period	$60,153	$51,664	$51,425	$44,237	$46,533

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	0.88%	0.79%	0.73%	0.60%	0.64%
Ratio of nonperforming assets to total assets	0.73%	0.67%	0.76%	0.66%	0.72%
Annualized ratio of net loan charge-offs to average loans and leases	0.08%	0.05%	0.14%	0.17%	0.12%
Allowance for loan and lease losses as a percent of loans and leases	0.90%	0.97%	1.01%	1.03%	0.99%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	102.79%	122.77%	139.54%	170.78%	154.83%
Loans delinquent 30-89 days as a percent of total loans	0.45%	0.31%	0.40%	0.31%	0.42%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2016			March 31, 2015
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,508,432	$8,735	2.33%	$1,283,509	$7,132	2.25%
Nontaxable(1)	417,224	5,400	5.21	331,339	4,486	5.49
Total securities	1,925,656	14,135	2.95	1,614,848	11,618	2.92
Interest bearing deposits	11,634	4	0.14	9,194	4	0.18
Federal funds sold	31,126	10	0.13	7,617	1	0.05
Loans and leases:(2)
Commercial and commercial real estate(1)	3,743,940	46,754	5.02	3,023,204	35,875	4.81
Residential mortgage	734,134	7,599	4.16	478,948	4,883	4.13
Agricultural and agricultural real estate(1)	467,978	5,729	4.92	418,251	5,030	4.88
Consumer	412,050	7,923	7.73	347,190	6,888	8.05
Fees on loans		1,571	—	—	1,196	—
Less: allowance for loan and lease losses	(49,815)	—	—	(42,048)	—	—
Net loans and leases	5,308,287	69,576	5.27	4,225,545	53,872	5.17
Total earning assets	7,276,703	83,725	4.63%	5,857,204	65,495	4.53%
Nonearning Assets	748,367			597,067
Total Assets	$8,025,070			$6,454,271
Interest Bearing Liabilities
Savings	$3,556,207	$1,894	0.21%	$2,830,961	$1,795	0.26%
Time, $100,000 and over	498,620	871	0.70	344,360	838	0.99
Other time deposits	642,301	1,408	0.88	536,170	1,539	1.16
Short-term borrowings	311,161	329	0.43	294,756	198	0.27
Other borrowings	264,875	3,475	5.28	391,937	4,802	4.97
Total interest bearing liabilities	5,273,164	7,977	0.61%	4,398,184	9,172	0.85%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,981,882			1,450,291
Accrued interest and other liabilities	74,253			61,050
Total noninterest bearing liabilities	2,056,135			1,511,341
Stockholders' Equity	695,771			544,746
Total Liabilities and Stockholders' Equity	$8,025,070			$6,454,271
Net interest income(1)		$75,748			$56,323
Net interest spread(1)			4.02%			3.68%
Net interest income to total earning assets(1)			4.19%			3.90%
Interest bearing liabilities to earning assets	72.47%			75.09%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Total Assets
Dubuque Bank and Trust Company	$1,498,771	$1,617,322	$1,431,767	$1,541,610	$1,413,772
New Mexico Bank & Trust	1,304,886	1,336,004	1,282,784	1,141,575	1,113,031
Wisconsin Bank & Trust	1,094,872	1,139,337	1,098,405	1,150,867	1,128,104
Centennial Bank and Trust(1)	927,040	161,806	155,114	152,672	140,868
Morrill & Janes Bank and Trust Company	872,274	902,918	845,067	860,781	888,321
Premier Valley Bank	751,137	765,451	—	—	—
Illinois Bank & Trust	718,074	757,478	769,170	784,162	748,937
Arizona Bank & Trust	558,369	591,066	599,119	510,838	487,059
Rocky Mountain Bank	479,010	491,522	501,093	508,262	477,799
Minnesota Bank & Trust	220,955	214,303	188,633	195,201	169,254
Total Portfolio Loans
Dubuque Bank and Trust Company	$941,683	$956,517	$953,273	$945,574	$907,956
New Mexico Bank & Trust	815,739	794,744	777,433	658,543	635,843
Wisconsin Bank & Trust	758,789	793,508	844,557	876,321	865,323
Centennial Bank and Trust(1)	683,085	101,449	94,127	95,275	87,913
Morrill & Janes Bank and Trust Company	536,738	539,198	527,217	520,978	475,295
Premier Valley Bank	376,840	383,929	—	—	—
Illinois Bank & Trust	465,783	465,937	473,859	455,247	439,757
Arizona Bank & Trust	402,431	444,501	444,916	383,588	355,986
Rocky Mountain Bank	364,189	370,440	380,304	375,860	343,008
Minnesota Bank & Trust	137,412	134,137	128,700	127,172	114,477
Total Deposits
Dubuque Bank and Trust Company	$1,144,470	$1,209,074	$1,120,999	$1,144,932	$1,166,070
New Mexico Bank & Trust	1,066,076	1,085,052	1,047,358	891,003	880,422
Wisconsin Bank & Trust	921,071	974,001	904,803	985,804	939,157
Centennial Bank and Trust(1)	779,607	128,759	139,826	122,928	124,113
Morrill & Janes Bank and Trust Company	698,365	713,589	650,123	662,524	696,606
Premier Valley Bank	635,188	647,022	—	—	—
Illinois Bank & Trust	629,235	631,010	641,024	645,354	625,885
Arizona Bank & Trust	468,312	500,490	491,254	405,680	378,422
Rocky Mountain Bank	409,787	417,426	428,234	417,647	407,958
Minnesota Bank & Trust	200,343	194,373	163,291	172,547	148,773
Net Income (Loss)
Dubuque Bank and Trust Company	$6,073	$3,587	$4,477	$7,416	$6,016
New Mexico Bank & Trust	4,094	2,576	3,220	3,658	4,164
Wisconsin Bank & Trust	3,379	2,443	3,886	2,950	2,181
Centennial Bank and Trust(1)	824	62	(6)	(81)	305
Morrill & Janes Bank and Trust Company	2,525	1,096	2,024	1,566	1,656
Premier Valley Bank	1,960	1,008	—	—	—
Illinois Bank & Trust	2,027	574	1,877	1,309	2,482
Arizona Bank & Trust	1,841	968	1,254	998	677
Rocky Mountain Bank	1,064	1,506	1,471	1,196	1,156
Minnesota Bank & Trust	531	166	411	223	162

(1) Formerly known as Summit Bank & Trust.